UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. [ ])

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under §240.14a-12

OAK ASSOCIATES FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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3875 Embassy Parkway Suite 250 Akron, Ohio 44333

November 6, 2019

Dear Valued Shareholder,

Thank you for being an investor in Oak Associates Funds. A special meeting of shareholders of your Fund(s) is scheduled to be held on December 10, 2019. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds.

Shareholders are being asked to approve a new investment advisory agreement as part of ongoing long-term succession planning. James D. Oelschlager and Vanita Oelschlager, the owners of the Adviser, have agreed to sell substantially all of their collective ownership interest in the Adviser to an ownership group led by certain members of the Adviser’s management team. This Transaction will result in a legal change of control of the Adviser. The Transaction is not expected to result in any change to the portfolio managers of the Funds, and Messrs. Oelschlager and Stimpson will continue to be jointly and primarily responsible for the day-to-day management of the Funds as Co-Chief Investment Officers. Additionally, it is expected that the Adviser will continue to employ substantially all of the firm’s existing staff following the completion of the Transaction.

The Funds’ Board of Trustees recommends that shareholders of each Oak Associates Fund vote FOR the agreement.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. If you have any proxy related questions, please call 1-800-581-5238 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

James D. Oelschlager

Trustee, Oak Associates Funds

How do I vote? There are three convenient methods for casting your important proxy vote:

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded by or before December 10, 2019.

OBO

3875 Embassy Parkway Suite 250 Akron, Ohio 44333

November 6, 2019

Dear Valued Shareholder,

Thank you for being an investor in Oak Associates Funds. A special meeting of shareholders of your Fund(s) is scheduled to be held on December 10, 2019. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds.

Shareholders are being asked to approve a new investment advisory agreement as part of ongoing long-term succession planning. James D. Oelschlager and Vanita Oelschlager, the owners of the Adviser, have agreed to sell substantially all of their collective ownership interest in the Adviser to an ownership group led by certain members of the Adviser’s management team. This Transaction will result in a legal change of control of the Adviser. The Transaction is not expected to result in any change to the portfolio managers of the Funds, and Messrs. Oelschlager and Stimpson will continue to be jointly and primarily responsible for the day-to-day management of the Funds as Co-Chief Investment Officers. Additionally, it is expected that the Adviser will continue to employ substantially all of the firm’s existing staff following the completion of the Transaction.

The Funds’ Board of Trustees recommends that shareholders of each Oak Associates Fund vote FOR the agreement.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-581-5238 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

James D. Oelschlager

Trustee, Oak Associates Funds

How do I vote? There are four convenient methods for casting your important proxy vote:

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-581-5238. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before December 10, 2019.

NOBO/reg